Exhibit 20.1

Subsidiary Guarantees of Debt

The company’s Senior Notes, Senior Subordinated Notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of April 4, 2004, and December 31, 2003 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	CONSOLIDATED BALANCE SHEET
	April 4, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments		Consolidated Total

ASSETS
Current assets
Cash and cash equivalents	$ 11.4	$ 2.4	$ 27.4	$ --		$ 41.2
Receivables, net	0.9	101.9	270.0	--		372.8
Inventories, net	--	439.2	206.3	--		645.5
Deferred taxes and prepaid expenses	250.4	181.6	16.7	(359.3)		89.4

Total current assets	262.7	725.1	520.4	(359.3)		1,148.9

Property, plant and equipment, at cost	34.1	1,866.7	863.9	--		2,764.7
Accumulated depreciation	(13.7)	(1,067.9)	(216.2)	--		(1,297.8)

	20.4	798.8	647.7	--		1,466.9

Investments in subsidiaries	1,865.5	516.8	9.8	(2,392.1)		--
Investments in affiliates	4.2	28.9	57.9	--		91.0
Goodwill, net	--	338.0	962.9	--		1,300.9
Intangibles and other assets, net	51.8	96.2	97.4	--		245.4

Total Assets	$ 2,204.6	$ 2,503.8	$ 2,296.1	$ (2,751.	4)	$ 4,253.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt and current portion
of long-term debt	$ 51.9	$ 6.4	$ 150.5	$ --		$ 208.8
Accounts payable	(31.9)	246.3	186.4	--		400.8
Accrued employee costs	17.1	80.5	24.6	--		122.2
Income taxes payable	--	397.5	45.6	(359.3)		83.8
Other current liabilities	44.5	38.2	73.8	--		156.5

Total current liabilities	81.6	768.9	480.9	(359.3)		972.1
Long-term debt	1,164.4	22.7	445.3	--		1,632.4
Intercompany borrowings	42.7	483.8	172.4	(698.9)		--
Employee benefit obligations	116.5	167.4	416.9	--		700.8
Deferred taxes and other liabilities	(23.5)	31.8	110.3	--		118.6

Total liabilities	1,381.7	1,474.6	1,625.8	(1,058.2)		3,423.9

Contingencies	--	--	--	--		--
Minority interests	--	--	6.3	--		6.3

Shareholders' equity:
Convertible preferred stock	--	--	179.6	(179.6)		--

Preferred shareholders' equity	--	--	179.6	(179.6)		--

Common stock	576.7	726.0	681.1	(1,407.1)		576.7
Retained earnings (deficit)	787.3	415.0	(241.9)	(173.1)		787.3
Accumulated other comprehensive loss	(16.5)	(111.8)	45.2	66.6		(16.5)
Treasury stock, at cost	(524.6)	--	--	--		(524.6)

Common shareholders' equity	822.9	1,029.2	484.4	(1,513.6)		822.9

Total shareholders' equity	822.9	1,029.2	664.0	(1,693.2)		822.9

Total Liabilities and Shareholders'
Equity	$ 2,204.6	$ 2,503.8	$ 2,296.1	$ (2,751.	4)	$ 4,253.1

	CONSOLIDATED BALANCE SHEET
	December 31, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$ 8.8	$ 0.9	$ 26.8	$ --	$ 36.5
Accounts receivable, net	1.2	107.4	141.5	--	250.1
Inventories, net	--	363.7	182.5	--	546.2
Deferred taxes and
prepaid expenses	(22.2)	446.2	16.9	(350.2)	90.7

Total current assets	(12.2)	918.2	367.7	(350.2)	923.5

Property, plant and equipment, at cost	36.5	1,836.5	863.9	--	2,736.9
Accumulated depreciation	(16.0)	(1,048.4)	(201.4)	--	(1,265.8)

	20.5	788.1	662.5	--	1,471.1

Investment in subsidiaries	1,855.8	511.2	8.5	(2,375.5)	--
Investment in affiliates	4.3	28.6	59.9	--	92.8
Goodwill, net	--	339.7	997.2	--	1,336.9
Other assets	37.9	104.1	103.3	--	245.3

	$1,906.3	$2,689.9	$2,199.1	$(2,725.7)	$4,069.6

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt and current portion
of long-term debt	$ 1.9	$ 4.5	$ 101.2	$ --	$ 107.6
Accounts payable	11.1	178.0	160.6	--	349.7
Accrued employee costs	15.7	134.5	30.4	--	180.6
Income taxes payable	--	379.9	45.3	(350.2)	75.0
Other current liabilities	44.4	26.6	77.2	--	148.2

Total current liabilities	73.1	723.5	414.7	(350.2)	861.1
Long-term debt	1,056.9	11.5	510.9	--	1,579.3
Intercompany borrowings	147.7	515.0	36.2	(698.9)	--
Employee benefit obligations	120.6	152.3	428.8	--	701.7
Deferred taxes and other liabilities	(299.8)	298.3	115.0	--	113.5

Total liabilities	1,098.5	1,700.6	1,505.6	(1,049.1)	3,255.6

Contingencies
Minority interests	--	--	6.2	--	6.2

Shareholders' equity
Convertible preferred stock	--	--	179.6	(179.6)	--

Preferred shareholders' equity	--	--	179.6	(179.6)	--

Common stock	567.3	726.0	687.6	(1,413.6)	567.3
Retained earnings (deficit)	748.8	380.4	(263.8)	(116.6)	748.8
Accumulated other comprehensive loss
	(1.4)	(117.1)	83.9	33.2	(1.4)
Treasury stock, at cost	(506.9)	--	--	--	(506.9)

Common shareholders' equity	807.8	989.3	507.7	(1,497.0)	807.8

Total shareholders' equity	807.8	989.3	687.3	(1,676.6)	807.8

	$1,906.3	$2,689.9	$2,199.1	$(2,725.7)	$4,069.6

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended April 4, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$947.7	$338.6	$(54.8)	$1,231.5
Costs and expenses
Cost of sales (excluding depreciation
and amortization)	--	805.9	261.4	(54.8)	1,012.5
Depreciation and amortization	0.5	33.2	20.1	--	53.8
Selling and administrative	10.2	34.4	26.5	--	71.1
Interest expense	3.4	13.2	11.7	--	28.3
Equity in results of subsidiaries	(46.3)	--	--	46.3	--
Corporate allocations	(15.7)	14.0	1.7	--	--

	(47.9)	900.7	321.4	(8.5)	1,165.7

Earnings (loss) before taxes	47.9	47.0	17.2	(46.3)	65.8
Tax provision	(1.1)	(16.9)	(3.5)	--	(21.5)
Minority interests	--	--	(0.3)	--	(0.3)
Equity in results of affiliates	--	0.7	2.1	--	2.8

Net earnings (loss)	$46.8	$30.8	$15.5	$(46.3)	$46.8

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended March 30, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$842.3	$274.8	$(46.2)	$1,070.9
Costs and expenses
Cost of sales (excluding depreciation
and amortization)	--	710.7	221.5	(46.2)	886.0
Depreciation and amortization	0.6	31.8	17.5	--	49.9
Business consolidation costs	--	1.9	(0.5)	--	1.4
Selling and administrative	9.4	30.0	17.3	--	56.7
Interest expense	13.7	6.3	12.0	--	32.0
Equity in results of subsidiaries	(37.6)	--	--	37.6	--
Corporate allocations	(14.4)	12.9	1.5	--	--

	(28.3)	793.6	269.3	(8.6)	1,026.0

Earnings (loss) before taxes	28.3	48.7	5.5	(37.6)	44.9
Tax provision	3.2	(17.7)	(1.2)	--	(15.7)
Minority interests	--	--	(0.3)	--	(0.3)
Equity in results of affiliates	--	0.3	2.3	--	2.6

Net earnings (loss)	$31.5	$31.3	$6.3	$(37.6)	$31.5

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Three Months Ended April 4, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total

Cash flows from operating activities
Net earnings (loss)	$ 46.8	$ 30.8	$ 15.5	$(46.3)	$ 46.8
Adjustments to reconcile net earnings
to net cash provided by (used in)
operating activities:
Depreciation and amortization	0.5	33.2	20.1	--	53.8
Deferred taxes	6.1	0.6	1.6	--	8.3
Equity in results of subsidiaries	(46.3)	--	--	46.3	--
Other	8.0	0.8	3.0	--	11.1
Changes in working capital
components, excluding effects of	(52.9)	6.1	(143.3)	--	(189.4)
acquisitions

Net cash provided by (used in)
operating activities	(37.8)	71.5	(103.1)	--	(69.4)

Cash flows from investing activities
Additions to property, plant and
equipment	(1.0)	(20.1)	(13.8)	--	(34.9)
Business acquisition, net of cash acquired	--	(30.0)	--	--	(30.0)
Investments in and advances to
affiliates, net of dividends	(85.3)	(35.2)	120.5	--	--
Other	(8.7)	3.1	(0.2)	--	(5.8)

Net cash provided by (used in)
investing activities	(95.0)	(82.2)	106.5	--	(70.7)

Cash flows from financing activities
Long-term borrowings	108.4	13.0	--	--	121.4
Repayments of long-term borrowings	--	(0.8)	(54.4)	--	(55.2)
Change in short-term borrowings	50.0	--	52.1	--	102.1
Proceeds from issuance of common
stock under various employee and
shareholder plans	7.7	--	--	--	7.7
Acquisitions of treasury stock	(22.3)	--	--	--	(22.3)
Common dividends	(8.4)	--	--	--	(8.4)
Other	--	--	(0.4)	--	(0.4)

Net cash provided by (used in)
financing activities	135.4	12.2	(2.7)	--	144.9

Effect of exchange rate changes on cash	--	--	(0.1)	--	(0.1)
Net Change in Cash and Cash
Equivalents	2.6	1.5	0.6	--	4.7
Cash and Cash Equivalents -
Beginning of Period	8.8	0.9	26.8	--	36.5

Cash and Cash Equivalents -
End of Period	$ 11.4	$ 2.4	$ 27.4	$ --	$ 41.2

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Three Months Ended March 30, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Cash flows from operating activities
Net earnings (loss)	$31.5	$31.3	$6.3	$(37.6)	$31.5
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	0.6	31.8	17.5	--	49.9
Deferred taxes	5.4	1.7	(1.3)	--	5.8
Equity in results of subsidiaries	(37.6)	--	--	37.6	--
Other	1.9	(3.0)	(1.3)	--	(2.4)
Withholding tax payment related to
European acquisition	--	--	(138.3)	--	(138.3)
Other changes in working capital
components, excluding effects of	(9.3)	(175.4)	(66.3)	--	(251.0
acquisitions

Net cash used in operating	(7.5)	(113.6)	(183.4)	--	(304.5)
activities

Cash flows from investing activities
Additions to property, plant and
equipment	(0.4)	(26.5)	(3.4)	--	(30.3)
Business acquisition, net of cash acquired	--	(28.0)	--	--	(28.0)
Investments in and advances to
affiliates, net of dividends	(73.3)	168.4	(95.1)	--	--
Other	(7.7)	0.8	1.3	--	(5.6)

Net cash provided by (used in)
investing activities	(81.4)	114.7	(97.2)	--	(63.9)

Cash flows from financing activities
Long-term borrowings	44.7	--	116.0	--	160.7
Repayments of long-term borrowings	--	--	(16.3)	--	(16.3)
Change in short-term borrowings	6.0	--	11.7	--	17.7
Proceeds from issuance of common
stock under various employee and
shareholder plans	13.5	--	--	--	13.5
Acquisitions of treasury stock	(7.3)	--	--	--	(7.3)
Common dividends	(4.9)	--	--	--	(4.9)
Other	(2.8)	--	1.6	--	(1.2)

Net cash provided by financing
activities	49.2	--	113.0	--	162.2

Effect of exchange rate changes on cash	--	--	1.1	--	1.1
Net Change in Cash and Cash
Equivalents	(39.7)	1.1	(166.5)	--	(205.1)
Cash and Cash Equivalents -
Beginning of Period	47.6	0.3	211.3	--	259.2

Cash and Cash Equivalents -
End of Period	$7.9	$1.4	$44.8	$--	$54.1